                                                                    EXHIBIT 10.3
                                                            Date: April 14, 2003


To:      Tower Semiconductor Ltd.
         P.O. Box 619
         Migdal Haemek 23105
         Israel
         Fax: +972-4-654-7788
         Attention: Co-Chief Executive Officer

   Re: SIDE LETTER FOR AMENDMENT TO PAYMENT SCHEDULE OF SERIES A-5 ADDITIONAL PURCHASE OBLIGATIONS, WAIVER OF SERIES A-5 CONDITIONS, CONVERSION OF SERIES A-4
     WAFER CREDITS AND OTHER PROVISIONS (COLLECTIVELY, THE "MS5 AGREEMENT")

Dear Sirs,

         Reference is made to the MS5 Agreement, all capitalized terms not defined herein shall be as defined therein. Subject to the last sentence of this paragraph, each party hereto hereby agrees that in the event that pending their approval of the terms of the MS5 Agreement, each of Bank Hapoalim B.M. and Bank Leumi-Le-Israel Limited (the "Banks") agree to provide interim funding in the amount of $33 million (in cash, letters of credit or bank guarantees), each party hereto shall, no later than 2 business days following the date the shareholders of the Company shall have approved the MS5 Agreement, advance to the Company a portion of its First Installment in the dollar amount set forth with respect to such party in Exhibit A hereto. In addition, subject to the following sentence, in the event the Banks agree to provide interim funding in an amount in excess of $33 million in the aggregate, each party hereto shall promptly advance to the Company the percentage next to its name on Exhibit A multiplied by $213,000 (but no more than $2,500,000 in the aggregate by all of the parties hereto) for each $1 million of interim funding in excess of $33 million which the Banks agree to provide. Notwithstanding the terms of the MS5 Agreement, each party hereby agrees that its obligations thereunder and hereunder are also subject to the Investment Center not having informed the Company that it is not continuing its funding of the Fab 2 project.

         IN WITNESS WHEREOF, the parties have executed this Letter as of the date first above written.




  /s/ Rafi Levin                               /s/ Yossi Rosen
  ---------------------------------           ----------------------------------
      TOWER SEMICONDUCTOR LTD.                 ISRAEL CORPORATION TECHNOLOGIES
                                                          (ICTECH) LTD.

By: Rafi Levin                             By: Yossi Rosen
    ------------------------------             ---------------------------------


  /s/ Michael Gray                             /s/ N.D. Reddy
  ---------------------------------           ----------------------------------
      SANDISK CORPORATION                     ALLIANCE SEMICONDUCTOR CORPORATION


By: Michael Gray                           By: N.D. Reddy
    ------------------------------             ---------------------------------


  /s/ Miin C. Wu
  --------------------------------
      MACRONIX (BVI) CO., LTD.


By: Miin C. Wu
    -------------------------------



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                                    EXHIBIT A

--------------------------------------------------------------------------------
WAFER PARTNER OR                                       DOLLAR AMOUNT        %
EQUITY PARTNER


--------------------------------------------------------------------------------
SanDisk Corp.                                          $3,600,000         27.27%
Alliance Semiconductor Corp.                           $3,600,000         27.27%
Macronix International Co., Ltd.                       $3,600,000         27.27%
Israel Corporation Technologies (ICTech) Ltd.          $2,400,000         18.19%

Total                                                  $13,300,000        100%
--------------------------------------------------------------------------------